FIFTH AMENDMENT TO AND WAIVER OF LOAN AGREEMENT

THIS FIFTH AMENDMENT TO AND WAIVER OF LOAN AGREEMENT (this “Amendment”), executed and delivered as of August 31, 2009, is between GRUBB & ELLIS APARTMENT REIT, INC. (formerly known as NNN Apartment REIT, Inc.), a Maryland corporation (the “Company”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”).

RECITALS:

A. Pursuant to that certain Loan Agreement between the Company and the Lender dated as of November 1, 2007, as amended by that certain First Amendment to and Waiver of Loan Agreement dated as of December 21, 2007, by that certain Second Amendment to and Waiver of Loan Agreement dated as of March 31, 2008, by that certain Third Amendment to and Waiver of Loan Agreement dated as of June 26, 2008 and by that certain Fourth Amendment to and Waiver of Loan Agreement dated as of September 15, 2008 (as so amended, the “Loan Agreement”), the Lender made available to the Company a revolving line of credit in an outstanding aggregate principal amount not to exceed $16,000,000.00, as evidenced by that certain Amended and Restated Promissory Note dated as of March 31, 2008 made by the Company and payable to the order of the Lender (the “Note”).

B. The Company has requested that the Lender modify the Loan Agreement to amend certain mandatory prepayment provisions and the Lender has agreed to such amendment, subject to and on the terms and conditions stated herein.

C. Capitalized terms not otherwise defined herein shall have such meaning as assigned to them in the Loan Agreement as amended hereby.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto agree as follows:

Section 1. Amendments to Loan Agreement.

(a) Paragraph 2(k)(2) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(2) The Company shall make payments in an amount equal to the greater of (a) eighty percent (80%) of all Equity Proceeds received by the Company during any period for which an Equity Raise Statement has been provided and for which a related payment has not already been made, or (b) the Mandatory Principal Payment Amount (the “Principal Payment”). Such payments shall be due and payable to the Lender on each Mandatory Payment Date. Equity Proceeds will be verified by a certified Equity Raise Statement of Equity Proceeds from the Company that will accompany each Principal Payment. In the event the Principal Payment on a Mandatory Payment Date exceeds the outstanding principal amount of the Loan, the Company shall repay the amount necessary to bring the outstanding principal amount of the Loan to zero. The Lender acknowledges that the Principal Payment required to be made pursuant to this Paragraph (2)(k)(2) on September 1, 2009 was received prior to the Fifth Amendment Effective Date.”

(b) Paragraph 10 of the Loan Agreement is hereby amended by amending and restating the following defined term in its entirety:

“Aggregate Availability” shall mean, on and after the Fifth Amendment Effective Date, an amount equal to the amount of outstanding Loans on the Fifth Amendment Effective Date.

(c) Paragraph 10 of the Loan Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

“Equity Raise Statement” shall mean a certified statement, in form and substance reasonably satisfactory to the Lender, showing the aggregate amount of Equity Proceeds received by the Company for the applicable period.

“Fifth Amendment Effective Date” shall mean August 31, 2009.

“Mandatory Payment Date” shall mean September 1, 2009 and October 1, 2009.

“Mandatory Principal Payment Amount” shall mean with respect to the Mandatory Payment Date occurring on (a) September 1, 2009, an installment of principal equal to $500,000 and (b) October 1, 2009, an installment of principal equal to $500,000.

(d) Paragraph 6(c)(4) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(4) The Company shall deliver an Equity Raise Statement to the Lender no later than 5:00 PM (Pacific) on the last Business Day of each calendar week, detailing the amount of Equity Proceeds received by the Company during the immediately preceding calendar week. The failure to deliver any such Equity Raise Statement within twenty-four (24) hours of the deadline required pursuant to the preceding sentence shall be an immediate Event of Default.”

Section 2. Waiver. Pursuant to Paragraph 9(b) of the Loan Agreement and solely with respect to the mandatory prepayments required to be made by the Company prior to the Fifth Amendment Effective Date pursuant to Paragraph 2(k)(2) of the Loan Agreement as in effect prior to the Fifth Amendment Effective Date (the “Required Mandatory Prepayments”), the Lender hereby waives any Event of Default that may have occurred as a result of the Company’s failure to make such Required Mandatory Prepayments.

Section 3. Conditions Precedent to Closing of Amendment. In addition to such other requirements as may be set forth in the Loan Documents, the Lender’s obligation to close this Amendment (the “Closing”), and to continue to make the Loan available, is subject to satisfaction of the following conditions:

(a) Executed Documents. Delivery to the Lender of a duly executed counterpart of this Agreement from the Company.

(b) Payment of Fees, Costs and Expenses. Payment by the Company of (i) any and all fees, if any, due the Lender or otherwise due and payable under the terms of the Loan Documents and (ii) all reasonable costs, expenses, and fees (including without limitation, the Lender’s attorneys’ fees and expenses) associated with this Amendment or otherwise due and payable.

(c) No Event of Default. After giving effect to this Amendment, no Event of Default shall exist under the Loan Documents, nor would occur as a result of the execution and performance of this Amendment to the Loan Agreement, as amended hereby.

(d) Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct in all material respects as of the date of Closing, except for those representation and warranties which relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date.

(e) Additional Documentation. Delivery to Lender of such other documentation or information as may reasonably be required by the Lender and its counsel.

Section 4. Representations, Warranties and Covenants. The Company hereby acknowledges and agrees that:

(a) Loan Balance. As of the Fifth Amendment Effective Date, and after giving effect to this Amendment and all payments received by the Lender prior to the Fifth Amendment Effective Date, the outstanding aggregate principal amount of the Loan is $1,400,000.

(b) Reaffirmation of Representations, Warranties and Covenants. The Company reaffirms and remakes as of the date hereof (taking into consideration the effects of the transactions contemplated in this Amendment), each of the representations and warranties contained in the Loan Agreement, as amended hereby, as being true and correct in all respects. The Company agrees that until payment in full of all Obligations, the Company shall comply with all covenants as set forth in the Loan Agreement, as amended hereby.

Section 5. Miscellaneous.

(a) Representations and Warranties Accurate; Compliance; No Material Adverse Effect. Each of the representations and warranties of the Credit Parties contained in the Loan Documents, as such Loan Documents may have been amended, modified, replaced, restated, renewed or extended from time to time, including by this Amendment and by any documents, instruments or agreements executed in connection with the Amendment, is true, accurate and complete on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof (except for representations and warranties which relate to a specific date, in which case such representations and warranties shall be true, accurate and complete as of such date). Each Credit Party has performed in all material respects all its obligations under the Loan Documents, as so amended, modified, replaced, restated, renewed or extended, required to be performed by such Credit Party at or prior to the date hereof. Each Credit Party is in compliance in all material respects with all the terms and provisions set forth in the Loan Documents, as so amended, modified, replaced, restated, renewed or extended, on its part to be observed and performed. No proceedings are pending or, to the Company’s knowledge, threatened which might materially adversely affect the ability of the any Credit Party to perform (a) its obligations under the Loan Documents, as amended, modified, replaced, restated, renewed or extended as set forth above, or (b) its contractual obligations with any other person or entity.

(b) No Event of Default. After giving effect to this Amendment, the Company hereby represents and warrants that as of the Fifth Amendment Effective Date, there exists no Event of Default, and no Credit Party has any claim or cause of action against the Lender arising out of or relating in any way to the Loan Agreement (as amended hereby) or the other Loan Documents, and each Credit Party hereby waives and releases any and all claims or causes of action which such Credit Party may have as of the Fifth Amendment Effective Date against the Lender arising out of or relating in any way to the Loan Agreement (as amended hereby) or the other Loan Documents.

(c) Limited Effect. Except as expressly provided herein, the Loan Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly provided herein, this Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time. References in the Loan Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Loan Agreement” shall be deemed to be references to the Loan Agreement as modified hereby.

(d) Counterparts. This Amendment may be executed in any number of counterparts by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Lender.

(e) Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina.

(f) Electronic Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

(g) WAIVER OF JURY TRIAL. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AMENDMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

COMPANY:

GRUBB & ELLIS APARTMENT REIT, INC. (formerly known as NNN Apartment REIT, Inc.), a Maryland corporation

By:/s/ Gus G. Remppies
Name: Gus G. Remppies
Title: Chief Investment Officer

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION, a national

banking association

By: /s/ Nathan R. Rantala
Name: Nathan R. Rantala
Title: Director